EXHIBIT 31.2

CHIEF FINANCIAL OFFICER CERTIFICATION

I, ALONSO SOTOMAYOR, certify that:

1. I have reviewed this report on Form 10-K/A of DYNARESOURCE, INC.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: January 10, 2025

/s/ Alonso Sotomayor

Alonso Sotomayor

Chief Financial Officer